AMENDMENT NO. 1 TO STOCK EXCHANGE AGREEMENT

THIS AMENDMENT NO. 1 TO STOCK EXCHANGE AGREEMENT (“Amendment No. 1”) is entered into as of March 31, 2006 by and among Digital Ecosystems Corp., a Nevada corporation (“DEC”), GSL Energy Corporation, a Maryland corporation (“GSL”), MAB Resources LLC, a Delaware limited liability company, as GSL Shareholder Representative (the “GSL Shareholder Representative”), and each shareholder of GSL that is a signatory to this Amendment No. 1 (each individually, a “GSL Shareholder” and collectively, the “GSL Shareholders”).

WITNESSETH:

WHEREAS, DEC and GSL are parties to that certain Stock Exchange Agreement dated as of February 10, 2006, by and among DEC, GSL, MABio Materials Corporation, a Maryland corporation, and MAB Resources LLC, a Delaware limited liability company (the “Exchange Agreement”);

WHEREAS, DEC and GSL have mutually desire to amend certain provisions of the Exchange Agreement to incorporate mutually agreed upon changes to the Exchange Agreement; and

WHEREAS, Section 11.2 of the Exchange Agreement requires that any amendment of the Exchange Agreement be in writing signed by DEC, GSL, and the GSL Shareholder Representative.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. Terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendments. Effective as of the date hereof:

(i) Section 10.1(d) of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

“(d) By either DEC or GSL, with written notice to the other party, if the Closing shall not have occurred on or before April 28, 2006 (or such later date as may be mutually agreed to in writing by DEC or GSL), unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before Closing.”

3. Continued Validity. The Exchange Agreement (including the provisions of the Exchange Agreement not modified hereby), as modified by this Amendment No. 1, shall remain in full force and effect following the execution of this Amendment No. 1.

4. Governing Law. This Amendment No. 1 shall be construed and enforced in accordance with the laws of the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 effective as of the date set forth above.

DIGITAL ECOSYSTEMS CORP.

By:	/s/ G. Leigh Lyons
Name: G. Leigh Lyons
Title: President
Date: March 31, 2006

GSL ENERGY CORPORATION

By:	/s/ Kelly Nelson
Name: Kelly Nelson
Title: President
Date: March 30, 2006

MAB RESOURCES LLC

By:	/s/ Marc A. Bruner
Name: _____________________
Title: ______________________
Date: ______________________

[Signature Page to Amendment No. 1 to Stock Exchange Agreement]